As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vivid Seats Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-3355184
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

24 E. Washington St., Suite 900 Chicago, Illinois (Address of Principal Executive Offices)	60602 (Zip Code)

Vivid Seats Inc. 2021 Incentive Award Plan
(Full title of the plan)

Stanley Chia
Chief Executive Officer
24 E. Washington St., Suite 900
Chicago, Illinois 60602
(Name and address of agent for service)

(312) 291-9966
(Telephone number, including area code, of agent for service)

Copy to:
Emily Epstein
General Counsel
24 E. Washington St., Suite 900
Chicago, Illinois 60602

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Vivid Seats Inc., a Delaware corporation (the “Company”), for the purpose of registering an additional 32,668,058 shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), that may be issued under the Vivid Seats Inc. 2021 Incentive Award Plan, as amended (the “Plan”). The additional shares are securities of the same class and relate to the same Plan as those registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-260332) filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2021 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein, and the information required by Part II of Form S-8 is omitted, except as supplemented by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the Class A Common Stock will be passed upon for the Company by Emily Epstein, its General Counsel, who participates in the Plan and owns, or has the right to acquire, a number of shares of Class A Common Stock representing less than 1% of the total number of issued and outstanding shares of Class A Common Stock.

Item 8.	Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 22, 2021).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 22, 2021).

4.3	First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2022).

5.1*	Opinion of Emily Epstein, the Company’s General Counsel.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Emily Epstein (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Vivid Seats Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the Commission on October 18, 2021).

99.2	First Amendment to Vivid Seats Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2024).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 7, 2024.

Vivid Seats Inc.
By:	/s/ Stanley Chia
Stanley Chia
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley Chia and Lawrence Fey, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stanley Chia	Chief Executive Officer and Director (principal executive officer)	March 7, 2024
Stanley Chia

/s/ Lawrence Fey	Chief Financial Officer (principal financial officer)	March 7, 2024
Lawrence Fey

/s/ Edward Pickus	Chief Accounting Officer (principal accounting officer)	March 7, 2024
Edward Pickus

/s/ Mark Anderson	Director	March 7, 2024
Mark Anderson

/s/ David Donnini	Director	March 7, 2024
David Donnini

/s/ Todd Boehly	Director	March 7, 2024
Todd Boehly

/s/ Jane DeFlorio	Director	March 7, 2024
Jane DeFlorio

/s/ Craig Dixon	Director	March 7, 2024
Craig Dixon

/s/ Tom Ehrhart	Director	March 7, 2024
Tom Ehrhart

/s/ Julie Masino	Director	March 7, 2024
Julie Masino

/s/ Martin Taylor	Director	March 7, 2024
Martin Taylor